Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ENACTED UNDER
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of IGI, Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Carlene Lloyd, Vice President of Finance of the Company, state and certify, pursuant to 18 U.S.C. [SECTION] 1350, as enacted under [SECTION] 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of September 30, 2007 (the end of the period covered by the Report).

Date: November 14, 2007

/s/ Carlene Lloyd

Carlene Lloyd
Vice President, Finance
